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January 14, 2000

eFED AND BANK OF AMERICA OFFER FIRST END-TO-END E-COMMERCE SOLUTION FOR STATE AND LOCAL GOVERNMENT CUSTOMERS

OVERLAND PARK, KS, JANUARY 14, 2000--National Information Consortium, Inc. ("NIC") (Nasdaq: EGOV), the leading provider of Internet-based electronic government services, today announced that it signed a letter of intent between eFed, a wholly-owned subsidiary of NIC, and Bank of America Corporation, through its subsidiary Bank of America, N.A. (USA), to create a limited liability company to offer state and local governments the first Web-based business-to-business procurement, payment and reconciliation solution.

The new service offers state and local government customers the opportunity to place orders online through their preferred suppliers, request a quote from businesses for services, process transactions, initiate payments and reconcile accounts. Customers are able to automate the procurement process through a secure Internet connection using the eFed real-time, browser-based shopping system.

In order to incorporate purchasing rules and improve contract compliance state and local government customers will determine which suppliers' catalogs will be maintained on their online procurement system. The company will work with suppliers to assist in maintaining and updating their catalog information on the system. Bank of America will facilitate the payment processing for the system.

"This business arrangement is a natural extension for Bank of America and enables us to continue to provide an online, integrated purchasing channel for our procurement and purchasing customers," said Jim Hulihan, head of Commercial Card Services, Bank of America. "The combination of our client relationships with eFed's proven on-line shopping systems will provide a strong solution for the need to automate procurement for state and local governments."

"Bank of America recognizes the value of online sales and purchases in business to business transactions and this is another of our formal steps to ensure that Bank of America clients can take advantage of these services," said Pam West, e-commerce executive, Commercial and Corporate Business, Bank of America.

The two companies will share revenue generated by the new business. In addition, Bank of America will have the opportunity to become a strategic investor in NIC upon the achievement of certain revenue performance criteria by the new company. Warrants of up to 2.5% of the fully diluted shares of outstanding NIC common stock will become exercisable upon achieving revenue targets. These warrants are priced in two equally sized series at $34.44 and $44.77. "Together our two companies can provide something nobody else can--a truly integrated financial procurement solution. We are offering the best solution to the market today," said Rob Main, president of eFed. "This new company has the potential to enable the public sector to achieve the same benefits that Internet-based procurement has already delivered to leading companies in the private sector."


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Bank of America, N.A. (USA) is the largest issuer of state government purchase cards, representing more than 25% of states. Bank of America Corporation, with $621 billion in assets, is the largest banking company in the United States. The company serves more than 30 million households and 2 million businesses across the country, offering customers the largest and most convenient delivery network from offices and ATMs to telephone and Internet access. It also provides comprehensive international corporate financial services for clients doing business around the world. The company creates financial relationships featuring a full array of financial services, from traditional banking products to investments and capital raising within the securities markets. Bank of America stock (ticker: BAC) is listed on the New York, Pacific and London stock exchanges and certain shares are listed on the Tokyo Stock Exchange. Further investor information can be found at www.bankofamerica.com/investor.

eFed, the leader in e-commerce based solutions to the public sector, is a wholly owned subsidiary of NIC.eFed has pioneered software and a supplier network that allows for low cost electronic delivery of products and services to the public sector. The software enables government buyers to order products and services from multiple contracts and commercial sources, based on value, product information, contract terms and conditions. eFed can be reached at
(877)-333-3665 or at www.eFed.com.

ABOUT NIC

National Information Consortium provides federal, state and local governments with end-to-end e-government solutions, including a broad range of software, services and applications. NIC helps governments use the Internet to reduce costs and provide a higher level of service by building Web sites and applications that allow businesses and citizens to access government information and to complete government-based transactions online. Some examples of applications include: electronic procurement solutions, professional license renewals, Internet tax filings, automated UCC file searches and automobile registration renewals. NIC contracts with state and municipal governments to design, build and operate Internet-based portals on their behalf. NIC has contracts with Arkansas, Georgia, Hawaii, Idaho, Indiana, Indianapolis and Marion County (Indiana), Iowa, Kansas, Maine, Nebraska, Utah and Virginia. Through its subsidiary eFed, NIC provides electronic procurement solutions to eleven federal agencies. Additional information about NIC is available at http://www.nicusa.com.

Special Note: The statements in this release regarding continued implementation of NIC's business model and its development of new products and services are forward-looking statements. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the success of the Company in signing contracts with new states and government agencies, including continued favorable government legislation; NIC's ability to develop new services; existing states and agencies adopting those new services; acceptance of e-government solutions by businesses and citizens; competition; and general economic conditions and the other important cautionary statements and risk factors described in NIC's Registration Statement declared effective July 15, 1999 with the Securities and Exchange Commission and in the Company's most recent quarterly report filed with the SEC.